Exhibit 99.1

Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports First Quarter 2011 Results

May 16, 2011 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced financial results for the first quarter ended April 2, 2011.  Our first quarter highlights included:

•	Net sales were $200.1 million, a decrease of $4.1 million, or 2.0%, compared to the prior year first quarter of $204.2 million.
•
Excluding $6.7 million of buyback expense associated with a significant new customer win, our first quarter operating loss was $7.6 million compared to a $3.7 million loss for the first quarter of 2010.

•	Adjusted EBITDA was $6.5 million compared to Adjusted EBITDA of $12.1 million for the first quarter of 2010.

Gary E. Robinette, President and CEO, said “Ply Gem’s first quarter 2011 sales and Adjusted EBITDA continue to reflect the challenging conditions that exist in the housing market today.  Despite single family housing starts being down 21% from the prior year, Ply Gem’s sales only showed a modest decline, reflecting a significant new customer win in the first quarter and further demonstrating our ability to gain profitable market share.”

Mr. Robinette continued, “Given that market conditions for 2011 are expected to remain challenging, Ply Gem will continue to focus on maintaining a lean overall cost structure while maximizing cash flow and striving to outperform the market place in all business units, which will ensure that Ply Gem emerges stronger as the housing market recovers.”

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of residential exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl and aluminum soffit and siding accessories, aluminum trim coil, vinyl and composite fencing and railing, stone veneer, vinyl windows and doors, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors used in both new construction and home repair and remodeling in the United States and Western Canada.  Ply Gem siding brands include Mastic® Home Exteriors, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns.  Ply Gem windows and patio door brands include Ply Gem® Windows, Ply Gem® Canada and Great Lakes® Window.  The Company's brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,200 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a conference call on May 16, 2011 at 10:00 a.m. EST to report first quarter results.  To participate please call 800-561-2718 and use call confirmation number 84233586.

Note: As used herein, the term “Ply Gem” or the ”Company” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands)	April 2, 2011	April 3, 2010

Net sales	$200,107	$204,205
Cost of products sold	172,325	167,308
Gross profit	27,782	36,897
Operating expenses:
Selling, general and administrative expenses	35,364	33,806
Amortization of intangible assets	6,684	6,794
Total operating expenses	42,048	40,600
Operating loss	(14,266)	(3,703)
Foreign currency gain	133	104
Interest expense	(26,460)	(34,007)
Interest income	36	53
Gain (loss) on modification or extinguishment of debt	(27,863)	98,187
Income (loss) before provision for income taxes	(68,420)	60,634
Provision for income taxes	2,472	6,532
Net income (loss)	$(70,892)	$54,102

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2010 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of April 2, 2011, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, and gain/(loss) on modification or extinguishment of debt.  Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies.  Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	April 2, 2011	April 3, 2010
Net income (loss)	$(70,892)	$54,102
Interest expense, net	26,424	33,954
Provision for income taxes	2,472	6,532
Depreciation and amortization	13,690	15,454
Non cash gain on currency transaction	(133)	(104)
(Gain) loss on modification or extinguishment of debt	27,863	(98,187)
Customer inventory buyback	6,692	252
Restructuring/integration expense	429	106
Adjusted EBITDA	$6,545	$12,109

3.    Long-term debt amounts in the selected balance sheets at April 2, 2011 and December 31, 2010 consisted of the following:

(Amounts in thousands)	April 2, 2011	December 31, 2010

Senior secured asset based revolving credit facility	$90,000	$30,000
11.75% Senior secured notes due 2013, net of
unamortized discount of $0 and $7,318	-	717,682
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $44,426 and $0	755,574	-
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $3,319 and $3,519	146,681	146,481
	$992,255	$894,163

4.    The following is a summary of selected balance sheet amounts at April 2, 2011 and December 31, 2010:

(Amounts in thousands)	April 2, 2011	December 31, 2010

Cash and cash equivalents	$24,000	$17,498
Accounts receivable, less allowances	116,878	97,859
Inventories	123,231	98,579
Prepaid expenses and other current assets	13,271	10,633
Property and equipment, net	112,611	116,712
Intangible assets, net	140,283	146,965
Goodwill	393,473	393,433
Accounts payable	75,533	54,973
Long-term debt	992,255	894,163
Stockholder's deficit	(242,977)	(173,088)